UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2024
NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2788 San Tomas Expressway, Santa Clara, CA 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Certificate of Incorporation

On May 22, 2024, NVIDIA Corporation, or the Company, announced a ten-for-one forward stock split, or the Stock Split, of the Company’s issued common stock to be effected through the filing of an amendment to the Company's Restated Certificate of Incorporation, or the Amendment, with the Secretary of the State of Delaware. The Company filed the Amendment to effect the Stock Split and proportionately increase the number of shares of the Company’s authorized common stock from 8 billion to 80 billion. The Amendment, which became effective at 4:01 p.m. Eastern Time on June 7, 2024, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Trading is expected to commence on a split-adjusted basis at market open on June 10, 2024.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Amendment to Restated Certificate of Incorporation of NVIDIA Corporation.
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: June 7, 2024	By: /s/ Colette M. Kress
Colette M. Kress
Executive Vice President and Chief Financial Officer